UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 20, 2015, Digital Realty Trust, Inc. (the “Company”) and Digital Realty Trust, L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission (“SEC”) a shelf registration statement (File Nos. 333-203535 and 333-203535-01), which became immediately effective upon filing. On April 21, 2015, the Company filed with the SEC a prospectus supplement, dated April 21, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the offer and sale of shares of Common Stock from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as the Company’s sales agents (the “Agents”), pursuant to separate Equity Distribution Agreements dated June 29, 2011, as amended, each among the Company, the Operating Partnership and each of the Agents. An opinion of Venable LLP with respect to the validity of shares of the Common Stock that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).